Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(917) 602-9834
investor.relations@micromuse.com	public.relations@micromuse.com

JULY 28, 2005

MICROMUSE REPORTS THIRD QUARTER FISCAL 2005 RESULTS

•	Revenue of $39.3 million for the quarter; Growth of 13% versus Q3 2004

•	Net Increase in Deferred Revenue of $31.9 million, or 65%, versus Q3 2004

•	Earnings/(Loss) per Share: ($0.16) GAAP; $0.05 Non-GAAP

•	Cash Flows from Operations: $47.0 million

SAN FRANCISCO - Micromuse Inc. (Nasdaq: MUSE), the leading provider of ultra-scalable, realtime business and service assurance software, announced today that third quarter 2005 net revenues were $39.3 million, an increase of 13% over the $34.8 million in the third quarter of 2004. Adjusted (or non-GAAP) net income was $3.8 million, a five-fold increase over the $682 thousand recorded in last year’s third quarter. Adjusted (or non-GAAP) earnings per share for the quarter were $0.05, representing a five-fold increase over the comparable adjusted earnings per share of $0.01 in the third quarter a year ago. Net loss for the third quarter of 2005 was $12.6 million, compared with a loss of $2.5 million in the third quarter a year ago. Loss per share for the quarter was $0.16, compared with loss per share of $0.03 in the third quarter a year ago.

Adjusted (or non-GAAP) results, as presented in the attached reconciliation table, exclude amortization of intangibles from acquisitions, in-process research and development write-off, amortization of deferred stock-based compensation and non-cash, non-recurring, and other items such as restructuring charges and credits, restatement and forensic accounting expenses, severance expenses, and expenses related to the settlement of securities and patent lawsuits.

Cash and cash equivalents, short-term investments and long-term investments were $203.9 million as of June 30, 2005.

“We are very pleased with our third quarter results,” said Lloyd Carney, CEO of Micromuse. “We delivered on revenue and EPS guidance; we signed the largest contract in the Company’s history with the Atlas consortium; and we strengthened our leadership in service assurance with acquisitions of Quallaby and GuardedNet in performance and security management. We are encouraged by the early demand for our performance and security management products, as well as a healthy broad-based sales pipeline and sales momentum. Revenues for the fourth quarter of fiscal 2005 are estimated to be in the $42-$45 million range, with adjusted (non-GAAP) EPS of $0.03-$0.05. This guidance reflects planned investment in pre-sales and professional services staff to support demand for newly acquired Quallaby and GuardedNet products.”

Due to the absence at this time of estimates of acquisition-related restructuring costs and the allocation of purchase price between goodwill, in-process R&D and other intangibles, Micromuse is unable to provide GAAP estimates for earnings in the fourth quarter of 2005.

Q3 2005 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Thursday, July 28, 2005 at 2:00 PM PT, 5:00 PM ET to announce adjusted and GAAP results for the third quarter of fiscal year 2005. The live call will be available to the general public by dialing 877-531-2987 (domestic) or 612-332-0226 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 790808. The replay will be available from Thursday, July 28, 2005 at 7:15 PM PT until Thursday, August 4, 2005 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultra-scalable, realtime business and service assurance software solutions. The Netcool® software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide realtime end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, EarthLink, ITC^DeltaCom, JPMorgan Chase, MCI, T-Mobile, and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at www.micromuse.com.

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Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements we make are based on current expectations, and are subject to a number of risks and uncertainties. Actual results could differ materially.

Factors that could cause actual future results to differ materially from the forward-looking statements include: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); risks associated with the expansion of the Company’s distribution channels; risk of new product introductions and customer acceptance of new products; rapid technological change which characterizes the Company’s markets; risks associated with competition; risks associated with international sales; and the ability of the Company to compete successfully in the future; as well as risks relating to pending litigation, the completed restatement of certain of our financial statements, and other matters appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Form 10-K filed with the SEC and available on the Company’s website. The Company disclaims any obligation or intention to update or revise any forward-looking statements.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS
	June 30, 2005	September 30, 2004
Assets:
Cash and cash equivalents	$79,031	$38,232
Short-term investments	58,770	24,469
Long-term investments	66,144	130,873

Total cash, cash equivalents and investments	203,945	193,574

Accounts receivable, net	25,587	19,901
Prepaid expenses and other current assets	12,588	8,893
Property and equipment, net	6,913	5,002
Goodwill, net	82,747	50,240
Other intangible assets, net	15,168	6,743

	$346,948	$284,353

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$4,968	$4,283
Accrued expenses	38,214	20,408
Income taxes payable	9,352	6,460
Deferred revenue	81,059	43,935

Total liabilities	133,593	75,086

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.01 par value; 200,000 shares authorized; 81,076 and 79,982 shares outstanding as of June 30, 2005 and September 30, 2004, respectively	811	800
Additional paid-in capital	227,796	216,580
Treasury stock	(7,147)	(7,147)
Accumulated other comprehensive loss	(3,239)	(1,833)
Retained earnings	(4,866)	867

Total stockholders’ equity	$213,355	$209,267

	$346,948	$284,353

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2005	2004	2005	2004
Revenues:
License	$17,691	$17,690	$56,981	$58,297
Maintenance and services	21,579	17,135	59,061	52,002

Total revenues	39,270	34,825	116,042	110,299

Cost of revenues:
License	1,983	1,468	5,035	4,355
Maintenance and services	3,934	3,140	10,824	8,456
Amortization of developed technology	1,018	1,527	3,214	4,515

Total cost of revenues	6,935	6,135	19,073	17,326

Gross profit	32,335	28,690	96,969	92,973

Operating expenses:
Sales and marketing	16,075	15,696	46,224	47,181
Research and development	8,838	8,102	23,990	24,121
General and administrative	5,482	6,684	19,152	18,528
Restatement and related litigation	191	1,616	447	5,466
Stock based compensation	927	—	927	—
Amortization of goodwill and other intangible assets	240	48	461	143
In-process R&D write-off	2,200	—	2,200	—
Litigation settlement expense	10,900		10,900
Other items*	1,304	—	1,304	—
Restructuring charge (credit)	21	—	(281)	—

Total operating expenses	46,178	32,146	105,324	95,439

Income (loss) from operations	(13,843)	(3,456)	(8,355)	(2,466)
Other income, net	1,448	1,151	3,916	2,865

Income (loss) before income taxes	(12,395)	(2,305)	(4,439)	399
Income tax provision	220	181	1,294	938

Net loss	$(12,615)	$(2,486)	$(5,733)	$(539)

Per share data:
Basic net income	$(0.16)	$(0.03)	$(0.07)	$(0.01)
Diluted net income	$(0.16)	$(0.03)	$(0.07)	$(0.01)

Weighted average shares used in computing:
Basic net loss per share	80,882	78,993	80,641	78,760
Diluted net loss per share	80,882	78,993	80,641	78,760

*	Other items consist of executive severance and forensic accounting expense.

MICROMUSE INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2005	2004	2005	2004
Revenues:
License	$17,691	$17,690	$56,981	$58,297
Maintenance and services	21,579	17,135	59,061	52,002

Total revenues	39,270	34,825	116,042	110,299

Cost of revenues:
License	1,983	1,468	5,035	4,355
Maintenance and services	3,934	3,140	10,824	8,456

Total cost of revenues	5,917	4,608	15,859	12,811

Gross profit	33,353	30,217	100,183	97,488

Operating expenses:
Sales and marketing	16,075	15,696	46,224	47,181
Research and development	8,838	8,102	23,990	24,121
General and administrative	5,482	6,684	19,152	17,975

Total operating expenses	30,395	30,482	89,366	89,277

Income from operations	2,958	(265)	10,817	8,211
Other income, net	1,448	1,151	3,916	2,865

Income before income taxes	4,406	886	14,733	11,076
Income tax provision	617	204	2,364	2,548

Net income	3,789	$682	12,369	8,528

Per share data:
Basic net income	$0.05	$0.01	$0.15	$0.11
Diluted net income	$0.05	$0.01	$0.15	$0.10

Weighted average shares used in computing:
Basic net income per share	80,882	78,993	80,641	78,760
Diluted net income per share	83,940	81,473	83,253	81,921

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND NON-GAAP BASIS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2005	2004	2005	2004
GAAP net income –	$(12,615)	$(2,486)	$(5,733)	$(539)
Add:
Amortization of developed technology and other intangible assets	1,258	1,575	3,675	4,658
Restructuring charge (credit)	21	—	(281)	—
Restatement and related litigation	191	1,616	447	5,466
Stock based compensation	927	—	927	553
In-process R&D write-off	2,200	—	2,200	—
Litigation settlement expense	10,900	—	10,900	—
Other items	1,304	—	1,304	—
Income tax effect	(397)	(23)	(1,070)	(1,610)

NON-GAAP net income –	$3,789	$682	$12,369	$8,528

Diluted earnings per share reconciliation:
GAAP earnings per share –	$(0.16)	$(0.03)	$(0.07)	$(0.01)
Add:
Amortization of developed technology and other intangible assets	0.02	0.02	0.04	0.05
Restructuring charge (credit)	—	—	—	—
Restatement and related litigation	—	0.02	—	0.07
Stock based compensation	0.01	—	0.01	0.01
In-process R&D write-off	0.03		0.03
Litigation settlement expense	0.13		0.13
Other items	0.02		0.02
Income tax effect	—	—	(0.01)	(0.02)

NON-GAAP diluted earnings per share –	$0.05	$0.01	$0.15	$0.10

Shares used in computing diluted earnings per share –	83,940	81,473	83,253	81,921

The non-GAAP condensed consolidated statement of operations and non-GAAP earnings guidance are presented for informational purposes only as an alternative view of the Company’s operating results and guidance. In the calculation of the Company’s non-GAAP earnings results, and in the provision of non-GAAP earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, restructuring charges (credits), the cost of the restatement and related litigation, certain stock-based compensation costs, in-process research and development write-offs, litigation settlement expenses, other items, and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and may be more meaningful in analyzing the results of operations and income generation. The non-GAAP condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.